EXHIBIT 23.1


PRICEWATERHOUSECOOPERS



July 5th, 2004


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Companhia de Bebidas das Americas -- Ambev of our report dated February 12, 2004 relating to the financial statements which appear in Companhia de Bebidas das Americas -- Ambev's Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Auditores Independentes
Sao Paulo, Brazil